UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2016

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

420 Montgomery Street, San Francisco, California 94163
(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 1, 2016, Wells Fargo & Company (the “Company”) reached an agreement in principle with the United States Department of Justice, the United States Attorney’s Office for the Southern District of New York, the United States Attorney’s Office for the Northern District of California, and the United States Department of Housing and Urban Development (collectively, the “Federal Government”) to pay $1.2 billion to resolve certain civil claims that the Federal Government had pending against the Company relating to the Company’s Federal Housing Administration (“FHA”) lending program for the time period 2001-2010, as well as other potential civil claims relating to the Company’s FHA lending activities for other periods.
In connection with the resolution of these matters, the Company, subsequent to the announcement of its 2015 financial results on January 15, 2016, has provided for an additional legal accrual which increased operating losses within noninterest expense by $200 million. As a result, the Company reduced its net income for the year ended December 31, 2015, by $134 million, or $0.03 per common share, to $22.9 billion, or $4.12 per common share.
Although the Company and the Federal Government have reached an agreement in principle to resolve these matters, there can be no assurance that the Company and the Federal Government will agree on the final documentation of the settlement.
The information provided under Item 2.02 of this Report shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Cautionary Statement About Forward-Looking Statements
This Report contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 3, 2016	WELLS FARGO & COMPANY

	By:	/s/ RICHARD D. LEVY

Richard D. Levy
Executive Vice President and
Controller
(Principal Accounting Officer)